CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Invesco Actively Managed Exchange-Traded Fund Trust of our reports dated December 23, 2019, relating to the financial statements and financial highlights, which appear in each Fund’s (as listed in Appendix A) Annual Report on Form N-CSR for the year ended October 31, 2019. We also consent to the references to us under the headings “Fund Service Providers”, “Financial Highlights”, “Statement of Additional Information” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

February 26, 2020

Appendix A

Fund Name
Invesco Active U.S. Real Estate ETF
Invesco S&P 500® Downside Hedged ETF
Invesco Ultra Short Duration ETF
Invesco Variable Rate Investment Grade ETF
Invesco Balanced Multi-Asset Allocation ETF
Invesco Conservative Multi-Asset Allocation ETF
Invesco Growth Multi-Asset Allocation ETF
Invesco Moderately Conservative Multi-Asset Allocation ETF
Invesco Total Return Bond ETF